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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our reports dated January 19, 1998, on the consolidated financial statements and the financial statement schedule of Lukens Inc. included in Lukens Inc.'s Form 10-K, as amended, for the fiscal year ended December 27, 1997 and to all references to our Firm included in the Proxy Statement/Prospectus constituting part of this Registration Statement.

/s/ARTHUR ANDERSEN LLP
Philadelphia, PA
April 24, 1998